                                                                     EXHIBIT 2.4

                    SHARE EXCHANGE AGREEMENT (this "Agreement"), dated as of
                                                    ---------
               April 24, 1998, among CASTLE TRANSMISSION SERVICES (HOLDINGS) LTD, a company organized under the laws of England and Wales ("CTSH"), CROWN CASTLE INTERNATIONAL CORP. (formerly named Castle
                 ----
               Tower Holding Corp.), a Delaware corporation (the "Company"),
                                                                  -------
               TELEDIFFUSION DE FRANCE INTERNATIONAL S.A. and a company incorporated in France ("TDF"), DIGITAL FUTURE INVESTMENTS B.V.,
                                        ---
               a wholly owned indirect subsidiary of TeleDiffusion de France S.A., and a company organized under the laws of the Netherlands ("DFI (BV)"), and the SHAREHOLDERS of CTSH (other than the
                 --------
               Company, TDF and DFI (BV)) named in Schedule I hereto (the "CTSH
                                                                           ----
               Shareholders").
               ------------

                             W I T N E S S E T H :

          WHEREAS the CTSH Shareholders and DFI (BV) desire to effect the exchange of the respective number of CTSH Shares (as defined) set forth opposite DFI (BV)'s name and each such CTSH Shareholder's name on Schedule I hereto for shares of Common Stock (as defined) of the Company, in the case of each such CTSH Shareholder, or shares of Class A Stock (as defined) of the Company, in the case of DFI (BV) (collectively, the "Company Shares");
                                     --------------

          WHEREAS, in exchange for such CTSH Shares, the Company desires to issue to the CTSH Shareholders and DFI (BV) Company Shares in accordance with the terms of this Agreement (the "Exchange");
                                  --------

          WHEREAS, subject to the terms of the Candover-Berkshire Agreement (as defined), DFI (BV) is the beneficial owner of the beneficial ownership interest held in the DFI (BV) Purchased Shares (as defined) by each of the other parties to the Candover-Berkshire Agreement (other than the Company, TDF and CTSH) immediately prior to their purchase by DFI (BV), DFI (BV) desires to effect the exchange of such DFI (BV) Purchased Shares for Company Shares; and

          WHEREAS, in exchange for such DFI (BV) Purchased Shares, the Company desires to issue to DFI (BV), Company Shares in accordance with the terms of this Agreement; and

          WHEREAS, the parties intend that, for United States Federal income tax purposes, the Exchange qualify as a reorganization pursuant to Section 368(a)(1)(B) of the United States Internal Revenue Code of 1986, as amended (the "Code").
 ----

          NOW, THEREFORE, in consideration of the promises and the respective agreements hereinafter set forth, the parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions
                                  -----------

          SECTION 1.01.  Certain Definitions.
                         --------------------

          "Affiliate" and "Associate", when used with reference to any person,
           ---------       ---------
shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Exchange Act, as in effect on the date of this Agreement.

          "Applicable Law" shall have the meaning given to such term in Section
           --------------
5.03 hereof.

          "Amended and Restated By-laws" shall mean the amended and restated by-
           ----------------------------
laws of the Company in form and substance satisfactory to TDF and each CTSH Shareholder, which will take effect immediately prior to the Closing.

          "Amended and Restated Charter" shall mean the amended and restated
           ----------------------------
certificate of incorporation of the Company in form and substance satisfactory to TDF and each CTSH Shareholder, which will take effect immediately prior to the Closing.

          "Balance Sheet" shall have the meaning given to such term in Section
           -------------
6.09 hereof.

          A person shall be deemed the "beneficial owner" of, and shall be
                                        ----------------
deemed to "beneficially own", and shall be deemed to have "beneficial ownership"
           ----------------                                --------------------
of:

          (i) any securities that such person or any of such person's Affiliates or Associates is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act, as in effect on the date of this Agreement; and

          (ii) any securities (the "underlying securities") that such person or
                                    ---------------------
     any of such person's Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise (it being understood that such person shall also be deemed to be the beneficial owner of the securities convertible into or exchangeable for the underlying securities).

          "By-laws" shall mean the By-laws of the Company as in effect on the
           -------
date hereof.

          "Candover-Berkshire Agreement" shall mean the agreement dated April
           ----------------------------
24, 1998 among the Company, Berkshire Fund IV, LP, Berkshire Investors LLC, Berkshire Partners LLC, Candover Investments PLC, Candover (Trustees) Limited, Candover Partners Limited, Candover Partners Limited, Candover Partners Limited, Candover Partners Limited, TDF, DFI (BV) and CTSH, a copy of which is attached as Exhibit B to this Agreement.

          "CCIC Group" shall mean the Company and each of its Subsidiaries
           ----------
(other than CTSH and each of its Subsidiaries).

          "Charter" shall mean the certificate of incorporation of the Company
           -------
as in effect on the date hereof.

          "Class A Stock" shall mean the Company's Class A Stock, $.01 par value
           -------------
per share, as designated in the Amended and Restated Charter.

          "Closing" shall have the meaning given to such term in Article IV
           -------
hereof.

          "Closing Date" shall have the meaning given to such term in Article IV
           ------------
hereof.

          "Code" shall have the meaning set forth in the recitals hereof.
           ----

          "Common Stock" shall mean shares of the Company's common stock, par
           ------------
value $.01 per share, as designated in the Amended and Restated Charter.

          "Company's Knowledge" shall mean (and any similar reference herein to
           -------------------
the knowledge, awareness or belief of the Company shall be deemed to include an additional statement) that the Company knows, is aware of or believes such matter or circumstances, after having made all reasonable inquiries in the circumstances of the appropriate management of any member of the CCIC Group.

          "Company SEC Documents" shall have the meaning given to such term in
           ---------------------
Section 6.18.

          "Company Shares" shall have the meaning set forth in the recitals to
           --------------
this Agreement.

          "Consent" shall mean any consent, approval, license, permit, order or
           -------
authorization of, or registration, declaration or filing with, any Governmental Entity.

          "Converting Stockholder" shall mean each of Edward C. Hutcheson, Jr.,
           ----------------------
J. Landis Martin, Robert F. McKenzie, Centennial Fund IV, L.P., Centennial Fund V, Ted B. Miller, Jr., Centennial Entrepreneurs Fund V, L.P., Berkshire Fund III, A Limited Partnership, Berkshire Investors LLC, Berkshire Fund IV, Limited Partnership, Nassau Capital Partners II, L.P., NAS Partners I LLC, PNC Venture Corp. and Fay, Richwhite Communications Limited.

          "CTI" shall mean Castle Transmission International Limited.
           ---

          "CTSH Group" shall mean CTSH and its Subsidiaries.
           ----------

          "CTSH Non-Accredited Shareholders" shall mean Alan Rees, Nigel Turner,
           --------------------------------
John J. Ward, Martin Ellen, Angela M. Dennehy, Terence R. Wing, Robert G. Crutchley, Jonathan Davies, Michael J. Doran, D. Nichols Davies, Stanley J. Cooper and Patrick Michael Miller.

          "CTSH Ordinary Shares" shall mean the ordinary shares of 1p each of
           --------------------
CTSH.

          "CTSH Preference Shares" shall mean the redeemable preference shares
           ----------------------
of 1p each of CTSH.

          "CTSH Shareholders Agreement" shall mean the Shareholders Agreement to
           ---------------------------
be entered into among the Company, CTSH and TDF, an agreed form of which is attached as Exhibit D to this Agreement.

          "CTSH Shares" shall mean the CTSH Ordinary Shares and CTSH Preference
           -----------
Shares.

          "CTSH Warrants" shall mean the warrants dated February 28, 1997,
           -------------
entitling TDF to subscribe for 257,000 CTSH Ordinary Shares and 257,242,500 CTSH Preference Shares and the Company to subscribe for 515,000 CTSH Ordinary Shares and 514,485,000 CTSH Preference Shares.

          "DFI (BV) Purchased Shares" shall mean the CTSH Shares subject to the
           -------------------------
Candover-Berkshire Agreement.

          "Environmental Laws" shall mean all applicable laws, regulations,
           ------------------
ordinances, orders, judgments or decrees, entered, promulgated or issued in final form by any Governmental Authority, relating to protection of the environment or exposure to, or the use, management, release or disposal of, Hazardous Materials.

          "Exchange" shall have the meaning set forth in the recitals to this
           --------
Agreement.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended, and the rules and regulations promulgated by the SEC thereunder, all as the same shall be in effect at the time.

          "Exchange Ratio" shall mean in the case of each CTSH Shareholder, 1.4
           --------------
shares of Common Stock, and in the case of DFI (BV) and TDF, 1.4 shares of Class A Stock, for 1 CTSH Ordinary Share, 1p per share, together with 999 CTSH Preference Shares, 1p per share, as adjusted pursuant to Section 1.02.

          "Existing CCIC Agreements" shall mean the Original CCIC Stockholders
           ------------------------
Agreement, the Charter, the By-laws, the CTSH Warrants, the Agreement dated February 2, 1998 between the Company, TEA and Bruce W. Neurohr relating to the redemption of all Company Shares held by Bruce W. Neurohr (including the shares gifted to The National Christian Charitable Foundation, Inc.) and the Indenture dated November 25, 1997 relating to the 10 5/8% Senior Discount Notes Due 2007.

          "Existing CCIC Shares" shall mean all of the shares of capital stock
           --------------------
of the Company as of the date of this Agreement.

          "Existing Class A Stock" shall mean the Company's Class A Stock, $.01
           ----------------------
par value per share, as designated in the Charter.

          "Existing Class B Stock" shall mean the Company's Class B Stock, $.01
           ----------------------
par value per share, as designated in the Charter.

          "Existing CTSH Agreements" shall mean (a) the Shareholders' Agreement,
           ------------------------
dated January 23, 1997, among Berkshire Fund IV Investment Corp.; Berkshire Investors LLC; Berkshire Partners LLC; Candover Investments PLC; Candover (Trustees) Limited; Candover Partners Limited; Castle Tower Holding Corporation, TeleDiffusion de France International S.A.; and Diohold Limited; (b) the Subscription Agreement, dated January 23, 1997, among Ted B. Miller, Jr.; David
L. Ivy; Berkshire Fund IV Investment Corp.; Berkshire Investors LLC; Candover Investments PLC; Candover (Trustees) Limited; Candover Partners Limited; Castle Tower Holding Corporation; and Diohold Limited; and (c) the Articles of Association of CTSH.

          "Existing TDF Shares" shall mean the CTSH Shares beneficially owned by
           -------------------
TDF as of the date of this Agreement.

          "FAA" shall mean the United States Federal Aviation Administration.
           ---

          "FCC" shall mean the United States Federal Communications Commission.
           ---

          "FTC" shall mean the United States Federal Trade Commission.
           ---

          "Financial Statements" shall have the meaning given to such term in
           --------------------
Section 6.09.

          "GAAP" shall mean U.S. generally accepted accounting principles as in
           ----
effect on the date hereof.

          "Governance Agreement" shall mean the Governance Agreement, to be
           --------------------
entered into between the Company, TDF and DFI (BV) upon the Closing, an agreed form of which is attached as Exhibit C to this Agreement.

          "Government Authority" shall mean the government of any sovereign
           --------------------
nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, or other entity exercising executive, legislative, judicial, regulatory or administrative powers or functions of or pertaining to government.

          "Governmental Entity" shall mean any Federal, state, local or foreign
           -------------------
government or any court of competent
jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

          "Group" shall mean the Company and each of its Subsidiaries.
           -----

          "Hazardous Materials" shall mean all explosive or radioactive
           -------------------
substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including asbestos or asbestos-containing materials, polychlorinated biphenyls, infectious or medical wastes, and all other substances or wastes regulated pursuant to Environmental Laws.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act
           -------
of 1976.

          "Indebtedness" shall mean all obligations, without duplication,
           ------------
(including without limitation hedging obligations), contingent and otherwise, which should, in accordance with GAAP consistently applied, be classified upon the obligor's consolidated balance sheet as liabilities, including, without limitation, liabilities secured by any mortgage on property owned or acquired subject to such mortgage, and also including, without limitation, (i) all guaranties, endorsements and other contingent obligations, in respect of Indebtedness of others, whether or not the same are or should be so reflected in said balance sheet, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) a preferred share which is mandatorily redeemable for cash or exchangeable for debt securities and (iii) the present value of any lease payments due under leases required to be capitalized in accordance with applicable Statements of Financial Accounting Standards, determined in accordance with applicable Statements of Financial Accounting Standards; provided that the foregoing shall not include any such obligations with respect
--------
to trade payables under 90 days old.

          "Intellectual Property" shall mean, with respect to any person, all of
           ---------------------
its or any of its Subsidiaries' material patents (including all reissues, divisions, continuations and extensions thereof), patent applications, patent rights, trademarks, trademark registrations, trademark applications, servicemarks, tradenames, business names, brand names, copyrights, copyright registrations, designs, design registrations, and all rights to any of the foregoing.

          "IPO" shall mean the firm commitment underwriting of an initial public
           ---
offering of the Common Stock of the Company with a price per share of Common Stock of not less than an amount to be agreed between the Company, TDF and the CTSH Shareholders (as adjusted for any stock split, stock dividend, rights offering, recapitalization, reclassification, or other similar transaction) and gross proceeds of not less than an amount to be agreed between the Company and TDF which is registered under the Securities Act and which has been approved for listing prior to the Closing on the New York Stock Exchange, Inc., the American Stock Exchange, or Nasdaq NMS (subject in any such case to official notice of issuance).

          "IPO Closing" shall mean the closing of the IPO pursuant to the
           -----------
Underwriting Agreement.

          "IPO Documents" shall mean the IPO SEC Documents and the closing
           -------------
documents required to be delivered to the underwriters for the IPO pursuant to the Underwriting Agreement.

          "IPO SEC Documents" shall have the meaning given to such term in
           -----------------
Section 6.31.

          "Judgment" shall have the meaning given to such term in Section 5.03
           --------
hereof.

          "Liens" shall have the meaning given to such term in Article II
           -----
hereof.

          "Material Adverse Effect" shall mean, with respect to any person, a
           -----------------------
material adverse effect on the business, financial condition or results of operations of such person or on the ability of such person to perform its obligations under this Agreement and the other Transaction Documents to which it is a party.

          "Nextel Transaction" shall mean the right of the Company and its
           ------------------
Subsidiaries to acquire and construct towers and ancillary facilities pursuant to the Site Commitment Agreement dated July 11, 1997 between Castle Tower Corporation (now merged into Crown Communication Inc.) and Nextel
Communications, Inc., a Delaware corporation.

          "Operating Agreement" shall mean the operating agreement to be entered
           -------------------
into among the Company, CTI, CTSH and TeleDiffusion de France International S.A., in accordance with the letter agreement among such parties, a copy of which is attached as Exhibit E to this Agreement.

          "Original CCIC Stockholders Agreement" shall mean the Amended and
           ------------------------------------
Restated Stockholders Agreement, dated as of August 15, 1997, as amended on January 28, 1998, among the Company, Edward C. Hutcheson, Jr., Ted B. Miller, Jr., Robert A. Crown and Barbara A. Crown and certain other parties named therein.

          "person" shall mean an individual, corporation, limited liability
           ------
company, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof and shall, as applicable, include any "group" (which shall have the meaning given to such term in Section 13(d)(3) of the Exchange Act).

          "Required Consents" shall mean (a) any Consent required to be obtained
           -----------------
or made by or with respect to any person in connection with the consummation of the Exchange or the Transactions or with the execution, delivery and performance of any Transaction Document to which such person is a party, including but not limited to (i) compliance with and filings under the HSR Act, (ii) Consents from the FTC, (iii) Consents from the FAA and (b) consents from the FCC and the consents set forth in Schedule III to this Agreement.

          "Rights" shall mean any rights issued or distributed to stockholders
           ------
of the Company pursuant to the Rights Plan or any successor thereto.

          "Rights Plan" shall mean the Rights Agreement to be adopted by the
           -----------
Company pursuant to Section 7.09, any rights plan adopted by the Company subsequent to the termination of the Rights Plan or the expiration, redemption or exchange of the Rights.

          "SEC" shall mean the U.S. Securities and Exchange Commission.
           ---

          "Securities Act" shall mean the Securities Act of 1933, as amended, or
           --------------
any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

          "Senior Preferred Stock" shall mean the Company's Senior Convertible
           ----------------------
Preferred Stock, par value $.01 per share.

          "Senior Preferred Warrants" shall mean the Class B Stock Warrants
           -------------------------
granted in connection with the issuance of the Senior Preferred Stock.

          "Series A Convertible Preferred Stock" shall mean the Company's Series
           ------------------------------------
A Convertible Preferred Stock the terms of which are set forth in the Series A Convertible Preferred Stock Certificate of Designations (the "Series A
                                                              --------
Certificate of Designations").
---------------------------

          "Series B Convertible Preferred Stock" shall mean the Company's Series
           ------------------------------------
B Convertible Preferred Stock the terms of which are set forth in the Series B Convertible Preferred Stock Certificate of Designations (the "Series B
                                                              --------
Certificate of Designations").
---------------------------

          "Series C Convertible Preferred Stock" shall mean the Company's Series
           ------------------------------------
C Convertible Preferred Stock the terms of which are set forth in the Series C Convertible Preferred Stock Certificate of Designations (the "Series C
                                                              --------
Certificate of Designations").
---------------------------

          "Southpointe Transaction" shall mean the acquisition of the land and
           -----------------------
building located at 375 Southpointe Boulevard, Canonsburg, Pennsylvania, 15317 by Crown Communication Inc. from Southpointe Corporate Centers, Ltd. for approximately $5,300,000 plus unpaid rent in an amount not to exceed $200,000.

          "Stockholders Agreement" shall mean the Stockholders Agreement to be
           ----------------------
entered into among the Company and the parties named in Schedule I thereto, upon the Closing, an agreed form of which is attached as Exhibit A to this Agreement.

          "Subsidiary" or "Subsidiaries" when used with respect to any person
           ----------      ------------
shall mean (i) any other person, whether incorporated or unincorporated, which is either required to be consolidated with such person under GAAP or (ii) is an affiliate directly controlled by such person, or indirectly through one or more intermediaries within the meaning of Rule 1.02(x) of Regulation S-X under the Exchange Act.

          "Tax" (including with correlative meaning, "Taxes") shall mean all
           ---                                        -----
Federal, state, local, foreign and other government income, profits, franchise, gross receipts, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, transfer, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and interest in respect of such penalties and additions.

          "Tax Return" shall mean all returns, amended returns, and reports,
           ----------
including elections, declarations, disclosures, schedules, estimates and information returns, required to be supplied to a Tax authority relating to Taxes.

          "TDF Services Agreement" (as amended and restated) shall mean the
           -------------------------------------------------
Services Agreement in a form reasonably satisfactory to TDF and the Company to be entered into between TDF and CTI upon the Closing.

          "TDF Shares" shall mean the DFI (BV) Purchased Shares and the Existing
           ----------
TDF Shares.

          "Total Enterprise Value" shall have the meaning given to such term in
           ----------------------
the Governance Agreement.

          "Transaction Documents" shall mean this Agreement; the Stockholders
           ---------------------
Agreement; the Governance Agreement; the Candover-Berkshire Agreement; the Operating Agreement; the TDF Services Agreement (as amended and restated); the CTSH Shareholders Agreement; the Amended Articles of Association of CTSH; the Amended and Restated By-laws; the Amended and Restated Charter; the Rights Plan and any other documents ancillary to the foregoing.

          "Transactions" shall mean each of the transactions contemplated by the
           ------------
Transaction Documents.

          "Underwriting Agreement" means the firm commitment underwriting
           ----------------------
agreement to be entered into by the Company and the underwriters in connection with the IPO.

          "VISI Transaction" shall mean the right of the Company and its
           ----------------
Subsidiaries to acquire additional stock of Visual Intelligence Systems, Inc., a Texas corporation, upon the conversion of a Convertible Subordinated Note Due 2007 in the principal amount of $1,970,000 plus certain other events as more specifically described in the Securities Purchase and Loan Agreement dated June 23, 1997 among Castle Tower Holdings Corp. (now Crown Castle International Corp.), Visual Intelligence Systems, Inc. and the Shareholders of Visual Intelligence Systems, Inc. named in Schedule I of such agreement.

          SECTION 1.02.  Adjustment of Exchange Ratio.  In case the Company
                         -----------------------------
shall at any time after the date hereof (i) pay a dividend or make a distribution on the Common Stock in shares of Common Stock or other capital stock of the Company, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of the Common Stock any shares of capital stock of the Company, the Exchange Ratio shall be adjusted so that the holder of any CTSH Shares thereafter surrendered for conversion pursuant to the Exchange Ratio shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which such holder would have owned or been entitled to receive immediately following such action had such shares been converted immediately prior thereto.

                                  ARTICLE II

                            Transfer of CTSH Shares
                            -----------------------

          On the Closing Date, and upon the terms and subject to the conditions set forth herein, DFI (BV) and each of the CTSH Shareholders agrees to transfer to the Company, free and clear of all liens, security interests, claims, charges and encumbrances of any kind ("Liens"), and the Company hereby agrees to accept
                               -----
in exchange for the issuance of Company Shares on the basis set forth in Article III from DFI (BV) and each of the CTSH Shareholders, the number of CTSH Shares set forth opposite DFI (BV)'s and each such CTSH Shareholder's name on Schedule I hereto. Subject to the terms and conditions of this Agreement, DFI (BV) and each of the CTSH Shareholders will deliver to the Company on the Closing Date (in exchange for the Company Shares issuable pursuant to Article III) (i) duly executed transfers in respect of the CTSH Shares held by DFI (BV) and that CTSH Shareholder and the share certificate(s) in respect thereof and (ii) such other documents, including evidence of authority, as the Company may reasonably request. Any stamp duty payable in connection with the transfer or exchange of the CTSH Shares to the Company shall be paid by the Company.


                                  ARTICLE III

                          Issuance of Company Shares
                          --------------------------

          On the Closing Date, and upon the terms and subject to the conditions set forth herein, the Company will issue to DFI (BV) and each of the CTSH Shareholders a number of Company Shares equal to the product of (i) the Exchange Ratio and (ii) the corresponding number of CTSH Shares (e.g., per one CTSH
                                                        ----
Ordinary Share and 999 CTSH Preference Shares) set forth opposite DFI (BV)'s and such CTSH Shareholder's name on Schedule I hereto (it being understood that if such product requires a fractional share to be issued to DFI (BV) or any CTSH Shareholder, such fraction shall be rounded up to the nearest whole number), in exchange for the CTSH Shares to be delivered by DFI (BV) and such CTSH Shareholder to the Company pursuant to Article II. Subject to the terms and conditions of the Agreement, the Company will deliver to DFI (BV) and each of the CTSH Shareholders at Closing (in exchange for the CTSH Shares to be delivered by DFI (BV) and such CTSH Shareholders to the Company pursuant to
Article II) (i) duly executed share certificates in respect of such Company Shares to be issued pursuant to this Article III (which Company Shares will be issued free and clear of all Liens) and (ii) such other documents, including evidence of authority, as DFI (BV) and such CTSH Shareholder may reasonably request. CTSH Shareholders who do not hold CTSH Ordinary Shares and CTSH Preference Shares in the ratio of 1 to 999 may combine their holdings for the purpose of transferring CTSH shares to the Company pursuant to Article II and shall receive from the Company in consideration therefor pursuant to this
Article III an aggregate number of Company Shares determined as provided above, which shares shall be allocated between or among such CTSH Shareholders as they shall specify in a written direction signed by them and delivered to the Company.

                                  ARTICLE IV

                          The Closing of the Exchange
                          ---------------------------

          Upon the terms and subject to the conditions herein set forth, the closing of the Exchange provided for herein (the "Closing") shall take place
                                                  -------
simultaneously with the IPO Closing at such place as shall be fixed by agreement among the parties hereto. The date and time of Closing are herein referred to as the "Closing Date".
        ------------

                                   ARTICLE V

                   Representations, Warranties and Covenants
                   -----------------------------------------
                     of DFI (BV) and the CTSH Shareholders
                     -------------------------------------

          Each of DFI (BV) and each CTSH Shareholder (and TDF, with respect to Sections 5.02 through 5.08 inclusive) represents and warrants as to itself to, and covenants as to itself with, the Company and each of the other shareholders of CTSH as follows:

          SECTION 5.01.  Title to Shares.  In the case of the DFI (BV) Purchased
                         ----------------
Shares, DFI (BV) will, upon Closing, have the right to such beneficial ownership of the DFI (BV) Purchased Shares as was held in such shares by each of the other parties to the Candover-Berkshire Agreement (other than TDF, the Company and CTSH) immediately prior to their purchase by DFI (BV), set forth opposite its name on Schedule I hereto and will, upon the Closing, have the right to such good title to such DFI (BV) Purchased Shares, as was held in such shares by each of the other parties to the Candover-Berkshire Agreement (other than TDF, the Company and CTSH) immediately prior to their purchase by DFI (BV), free and clear of all Liens, and in the case of each of the CTSH Shareholders, it is the beneficial and registered owner of the CTSH Shares set forth opposite its name on Schedule I hereto and has good title to such CTSH Shares, free and clear of all Liens.

          SECTION 5.02.  Authority.  It has full right, power and authority to
                         ----------
sell, transfer and deliver to the Company the full legal and beneficial ownership in the DFI (BV) Purchased Shares, subject as provided in Section 5.01, and the CTSH Shares, as the case may be, to be exchanged by it pursuant to this Agreement and to consummate the Transactions. This Agreement has been and each of the other Transaction Documents to which it is a party upon Closing will be, duly and validly executed and delivered by it and this Agreement is, and each of the other Transaction Documents to which it is a party upon the Closing will be, the legal, valid and binding obligation of it enforceable against it in accordance with its terms (except with respect to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law). Except for the Required Consents, no action, consent or approval by, or filing with, any Federal, state, municipal, foreign or other court or governmental or administrative body or agency, or any other regulatory or self-regulatory body, is required in connection with the execution and delivery by it of this Agreement or the consummation by it of the Transactions.

          SECTION 5.03.  No Conflicts.  Assuming the receipt of the Required
                         -------------
Consents, the execution, delivery and performance by it of this Agreement and each of the other

Transaction Documents to which it is a party do not, and compliance by it with the terms hereof and thereof and the consummation by it of the Exchange and the other Transactions will not, conflict with, or result in, any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of its properties or assets or any of its Subsidiaries under, any provision of (i) its charter, by-laws or the comparable charter or organizational documents of any Subsidiary, (ii) any material contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument to which it or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 5.02, any judgment, order or decree ("Judgment") or statute, law (including common law), ordinance, rule or
         --------
regulation ("Applicable Law") applicable to it or any of its Subsidiaries or
             --------------
their respective properties or assets other than, in the case of clauses (ii) and (iii) above, such items that, individually or in the aggregate, would not have a Material Adverse Effect on it and its Subsidiaries, taken as a whole.

          SECTION 5.04.  No Bankruptcy, etc.  There has not been filed any
                         -------------------
petition or application, or any proceedings commenced which have not been discharged, by or against it with respect to any of its assets under any law, domestic or foreign, relating to bankruptcy, reorganization, compromise, arrangements, insolvency, readjustment of debt or creditor's rights, and no assignment has been made by it for the benefit of its creditors.

          SECTION 5.05.  Shareholders Agreements.  Except for the Transaction
                         ------------------------
Documents and the Existing CTSH Agreements, it is not a party to any voting trust agreements or any other contracts, agreements, arrangements, commitments, plans or understandings, written or oral, restricting or otherwise relating to voting or dividend rights with respect to the Existing TDF Shares owned by TDF or the CTSH Shares owned by the CTSH Shareholders or, in the case of the DFI
(BV) Purchased Shares, to be owned by DFI (BV) on the Closing Date, or otherwise granting any person any right in respect of such Existing TDF Shares, DFI (BV) Purchased Shares or CTSH Shares, as the case may be.

          SECTION 5.06.  Litigation.  There is no claim, action, suit,
                         -----------
proceeding, arbitration, investigation or inquiry before any Federal, state, municipal, foreign or other court or governmental or administrative body or agency, any securities or commodities exchange, other regulatory body or any private arbitration tribunal now pending, or threatened, against or relating to it which would adversely affect its ability to consummate the Exchange and the other Transactions.

          SECTION 5.07.  Further Assurances.  It will execute and deliver, or
                         -------------------
cause to be executed and delivered, such additional or further transfers, assignments, endorsements and other instruments as the Company, TDF, DFI (BV) or any CTSH Shareholder, as the case may be, may reasonably request for the purpose of effectively carrying out the Exchange and the other Transactions.

          SECTION 5.08.  Brokers and Finders.  Except for fees for financial
                         --------------------
advice or other services rendered by Salomon Smith Barney to TDF in connection with the Exchange and the other Transactions (which fees shall be paid by TDF), neither it nor any of its respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the Transactions.

          SECTION 5.09.  Nature of Purchase.  Except for any sales by DFI (BV)
                         -------------------
or any CTSH Shareholder pursuant to the Underwriting Agreement, it is exchanging its CTSH Shares for Company Shares for its own account for investment, not as a nominee or agent, and not with a view to the resale or distribution of the Company Shares or any part thereof, and it has no present intention of selling, granting any participation in, or otherwise distributing the same. It acknowledges and understands that the Company Shares may only be transferred or sold pursuant to a registration under the Securities Act and/or applicable state securities or blue sky laws or an available exemption from such registration.

          SECTION 5.10.  Accredited Investor.  Except for the CTSH Non-
                         --------------------
Accredited Shareholders, it is an "accredited investor" within the meaning of Rule 501 under the Securities Act.

          SECTION 5.11.  No Funds Provided By TDF.  The funding employed by DFI
                         -------------------------
(BV) for the acquisition of the DFI (BV) Purchased Shares has been and will ultimately be provided by TeleDiffusion de France S.A.

          SECTION 5.12.  Certain Transfers.  During the period from the Closing
                         ------------------
to the first anniversary of the Closing, DFI (BV) will not transfer, directly or indirectly, (i) the DFI (BV) Purchased Shares other than to the Company pursuant to the terms of this Agreement and (ii) the Class A Stock issued to DFI (BV) in exchange for such DFI (BV) Purchased Shares pursuant to the terms of this Agreement other than to (A) a person who is not an Affiliate of any member of the TDF Group or, (B) the Company pursuant to the terms of the Governance Agreement or (C) a direct or indirect shareholder of TeleDiffusion de France S.A.


                                  ARTICLE VI

                        Representations, Warranties and
                        -------------------------------
                           Covenants of the Company
                           ------------------------

          The Company represents and warrants to, and covenants with, TDF, DFI
(BV) and each of the CTSH Shareholders as follows:

          SECTION 6.01.  Corporate Status of the Company. The Company is a
                         --------------------------------
corporation duly organized, validly existing and in good standing, under the laws of the State of Delaware and has all requisite corporate power to carry on its business as it is now being conducted and to own and operate such business.

          SECTION 6.02.  Validity of Company Shares.  The Company Shares have
                         ---------------------------
been duly authorized, and, when the Company Shares have been delivered in accordance with this Agreement on the Closing Date, such Company Shares will have been validly issued, fully paid and nonassessable.

          SECTION 6.03.  Authority of the Company.  The Company has full right,
                         -------------------------
power and authority to issue and deliver to DFI (BV) and each of the CTSH Shareholders the Company Shares pursuant to this Agreement and to consummate the Transactions. This Agreement has been, and each of the other Transaction Documents to which it is a party upon Closing will be, duly and validly executed and delivered by the Company and this Agreement is, and each of the other Transaction Documents to which it is a party upon the Closing will be, the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (subject to applicable laws of public policy in the case of Section 10.17 and Section 4.06 of the Stockholders Agreement and to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law). Except for the Required Consents and for the approvals of the stockholders of CCIC pursuant to Sections 6.29 and 7.10, no action, consent or approval by, or filing with, any Federal, state, municipal, foreign or other court or governmental or administrative body or agency, or any other regulatory or self-regulatory body, or any other person is required in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the Transactions.

          SECTION 6.04.  No Conflicts.  The execution, delivery and performance
                         -------------
of this Agreement and each of the other Transaction Documents to which the Company is a party do not, and compliance with the terms hereof and thereof and the consummation of the Exchange and the other Transactions will not conflict with, or result in, any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of its properties or assets or any of its Subsidiaries under, any provision of (i) its charter, by-laws or the comparable charter or organizational documents of any Subsidiary,
(ii) any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument to which it or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound or
(iii) subject to the filings and other matters referred to in Section 6.02, any Judgment or Applicable Law applicable to it or any of its Subsidiaries or their respective properties or assets other than, in the case of clauses (ii) and
(iii) above, such items that, individually or in the aggregate, would not have a Material Adverse Effect on the CCIC Group, taken as a whole.

          SECTION 6.05.  No Bankruptcy, etc.  There has not been filed any
                         -------------------
petition or application, or any proceedings commenced which have not been discharged, by or against any member of the CCIC Group with respect to any of its assets under any law, domestic or foreign, relating to bankruptcy, reorganization, compromise, arrangements, insolvency, readjustment of debt or creditors rights (and the Company has not received any notice of any intention to make or commence any such filing or proceeding), and no assignment has been made (or agreed to be made) by any member of the CCIC Group for the benefit of its creditors.

          SECTION 6.06.  Shareholders Agreements.  Except for the Transaction
                         ------------------------
Documents, the Senior Preferred Stock, the Senior Preferred Warrants and the Existing CCIC Agreements, the Company is not a party to any voting trust agreements or any other contracts, agreements, arrangements, commitments, plans or understandings, written or oral, restricting or otherwise relating to voting or dividend rights with respect to the Company and to the Company's knowledge, there are no such other material agreements between any stockholders of the Company.

          SECTION 6.07.  Further Assurances.  The Company will execute and
                         -------------------
deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements and other instruments as any of TDF and the CTSH Shareholders may reasonably request for the purpose of effectively carrying out the Exchange and to perform the other Transactions.

          SECTION 6.08.  Offering of Shares.  Neither the Company, directly or
                         -------------------
indirectly, nor any agent on its behalf has offered or will offer the Company Shares or any similar securities or has solicited or will solicit an offer to acquire the Company Shares or any similar securities from any person so as to require registration of the issuance of the Company Shares to be delivered to DFI (BV) and each of the CTSH Shareholders under the circumstances contemplated by this Agreement under the provisions of Section 5 of the Securities Act.

          SECTION 6.09.  Financial Statements; Undisclosed Liabilities.  (a) (i)
                         ----------------------------------------------
The audited combined balance sheet of the Company and its Subsidiaries as of December 31, 1997, together with the notes thereto (the "Balance Sheet"), and
                                                         -------------
the audited combined statements of income and cash flows of the Company and its Subsidiaries for the period ended December 31, 1997 and (ii) the audited combined balance sheets of the Company and its Subsidiaries as of December 31, 1997 and December 31, 1996, and the audited combined statements of income and cash flows of the Company and its Subsidiaries for the years ended December 31, 1997 and December 31, 1996, together with the notes to such financial statements (the financial statements described in clauses (i) and (ii) above, together with the notes to such financial statements, collectively, the "Financial
                                                           ---------
Statements") have been prepared in conformity with GAAP (except as described in
----------
the notes thereto) and on that basis fairly present, in all material respects (subject to the foregoing exceptions and, in the case of the unaudited statements, to normal, recurring year-end audit adjustments), the combined financial condition and results of operations of the Company and its Subsidiaries as of the respective dates thereof and for the respective periods indicated and are true, correct and complete in all material respects.

          (b) None of the Company and its Subsidiaries have any material liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise) of a nature required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries or in the notes thereto except (i) as disclosed, reflected or reserved against in the Balance Sheet and the notes thereto, (ii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Balance Sheet and not in violation of this Agreement and (iii) for Taxes.

          SECTION 6.10.  Taxes.  Except to the extent that a failure to do so
                         ------
would not result in a Material Adverse Effect on the CCIC Group, taken as a whole, the Company and each of its Subsidiaries has (i) timely filed or caused to be filed all Tax Returns required to be filed by the Company or any of its Subsidiaries (taking into account any extension of time within which to file) and (ii) paid or caused to be paid all Taxes with respect to taxable periods covered by such Tax Returns except Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP.

          SECTION 6.11.  Intellectual Property.  The Company and each of its
                         ----------------------
Subsidiaries own or have all rights to use its Intellectual Property as necessary in connection with the business of the Company and such Subsidiaries as presently conducted, except for such Intellectual Property the failure of which to own or have individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on the CCIC Group, taken as a whole. To the Company's knowledge, none of the Intellectual Property used by the Company and its Subsidiaries, and no use thereof, infringes upon or violates any patent, copyright, trade secret or other proprietary right of any other person and, to the Company's knowledge, no claim with respect to any such infringement or violation is pending or threatened, except for any such infringement or violation which, individually or in the aggregate, has not had and is not reasonably likely to have a Material Adverse Effect on the CCIC Group, taken as a whole.

          SECTION 6.12.  ERISA.  (a)  Each "employee pension benefit plan" (as
                         ------
defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"))(hereinafter a "Pension Plan"), "employee welfare benefit
             -----                   ------------
plan" (as defined in Section 3(1) of ERISA) (hereinafter a "Welfare Plan"), and
                                                            ------------
each other plan, arrangement or policy (written or oral) relating to stock options, stock purchases, compensation, deferred compensation, severance, fringe benefits or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by the Company or its Subsidiaries or other affiliates for the benefit of any present or former employee, officer or director (each of the foregoing, a "Benefit Plan") has been
                                                         ------------
administered in all material respects in accordance with its terms. The Company and its Subsidiaries and all the Benefit Plans are in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), all other Applicable Laws and all applicable collective bargaining
      ----
agreements, except where the failure to comply would not be reasonably expected to result in a Material Adverse Effect on the CCIC Group, taken as a whole. The Company has delivered or made available to TDF, DFI (BV) and each of the CTSH Shareholders true, complete and correct copies of (i) each Benefit Plan (or, in the case of unwritten plans, descriptions thereof), (ii) the most recent annual report on Form 5500 (including all schedules and attachments thereto) filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Benefit Plan for which such a summary plan description is required by Applicable Law or was otherwise provided to plan participants or beneficiaries and (iv) each trust agreement and insurance or annuity contract or other funding or financing arrangement relating to any Benefit Plan.

          (b) None of the Company or any other person or entity that, together with the Company, is or was treated as a single employer under Section 414 of the Code (each, including the Company, a "Commonly Controlled Entity") has
                                          --------------------------
incurred any liability to a Pension Plan under Title IV of ERISA (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for payment of premiums not yet due) that, when aggregated with other such liabilities, could reasonably be expected to result in a Material Adverse Effect on the CCIC Group, taken as a whole, which liability has not been fully paid.

          (c) No Commonly Controlled Entity is required to contribute to or has any liability with respect to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has resulted or could reasonably be expected to result in any "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid and that could reasonably be expected to result in a Material Adverse Effect on the CCIC Group, taken as a whole.

          (d) Neither the Company nor any of its Subsidiaries will be obligated to pay or provide any additional benefits or any acceleration of the time of payment or vesting of any benefits as a result of the Exchange and the other Transactions, other than relating to the vesting or CTSH options upon a change in control of CTSH in connection with the Exchange.

          SECTION 6.13.  Compliance with Applicable Laws. Except for any matter
                         --------------------------------
that is not likely to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, neither of the Company nor any of its Subsidiaries is in violation of, or has violated, any applicable provisions of any Applicable Law.

          SECTION 6.14.  Environmental Matters.  Except as would not reasonably
                         ----------------------
be expected to have a Material Adverse Effect on the CCIC Group, taken as a whole, (a) the Company holds, and is in compliance with, all permits, licenses and authorizations from Government Authorities required for the Company to conduct its operations under applicable Environmental Laws; (b) the Company is in compliance with applicable Environmental Laws; (c) the Company has not received any written communication within the past three years from any Government Authority or any other person that alleges that the Company is in violation of applicable Environmental Laws or otherwise subject to liability in connection with applicable Environmental Laws; and (d) the Company has not entered into or agreed to any court order or decree and is not subject to any final judgment, order or decree relating to compliance with applicable Environmental Laws.

          SECTION 6.15.  Accuracy of Information.  All information supplied in
                         ------------------------
writing by the Company or its agents to TDF, DFI (BV) and the CTSH Shareholders and to their respective agents is true and correct and not misleading, whether by way of omission, any failure to update or otherwise, in any material respect.

          SECTION 6.16.  Constitutional Documents, Books and Records.  The
                         --------------------------------------------
Company has prior to the execution of this Agreement made available to TDF, DFI
(BV) and each CTSH Shareholder, or their respective representatives, true and complete copies of (i) the charter and by-laws, each as amended to the date hereof, of the Company and (ii) the comparable governing instruments, each as amended to the date hereof, of each Subsidiary of the Company. The stock certificate and transfer books and the minute books of the Company and each of its Subsidiaries (which have been made available for inspection by TDF, DFI (BV) and each CTSH Shareholder, or their respective representatives) are true and complete.

          SECTION 6.17.  Title to Assets Other than Real Property Interests;
                         ---------------------------------------------------
Title to Real Property.  (a) Each of the Company and its Subsidiaries has good
-----------------------
and valid title to all assets necessary for the continued use and operation in the business of the Company and its Subsidiaries as presently conducted, except for imperfections of title or encumbrances, if any, which would not, individually or in the aggregate, have a Material Adverse Effect on the CCIC Group, taken as a whole.

          (b) The Company and its Subsidiaries have (i) good and insurable fee title to all land owned in fee by the Company and its Subsidiaries and (ii) good and valid title to all leasehold estates in land leased as a tenant by the Company and its Subsidiaries, in each case, as necessary for the continued use and operation in the business of the Company and its Subsidiaries as presently conducted, except for easements, covenants, rights-of-way and other similar restrictions, encumbrances or imperfections of title, if any, which do not individually or in the aggregate, have a Material Adverse Effect on the CCIC Group, taken as a whole.

          SECTION 6.18.  SEC Filings.  The Company has filed all required
                         ------------
reports, schedules, forms, statements and other documents with the SEC (the "Company SEC Documents"), which Company SEC Documents comply in all material
 ---------------------
respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, including without limitation the registration statement on Form S-4 relating to 10 5/8% Senior Discount Notes Due 2007, which registration statement, at the time the registration statement became effective, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          SECTION 6.19.  Working Capital.  With respect to the existing bank and
                         ----------------
other facilities available to it, each of the Company and its Subsidiaries has sufficient working capital for the purposes of continuing to carry on its business as presently conducted for the foreseeable future and for the purposes of executing, carrying out and fulfilling in accordance with their terms all orders, projects and contractual obligations which have been placed with or undertaken by it.

          SECTION 6.20.  Anti-Competitive Arrangements. (a)  None of the Company
                         ------------------------------
or its Subsidiaries is now, or has during the last six years been, a party to any agreement, arrangement, concerted practice or course of conduct which (i) infringes Article 85 or 86 of the Treaty establishing the European Community or any other competition, antitrust or similar legislation in any jurisdiction in which the Company carries on business or has assets or sales; or (ii) is void, unenforceable, in breach of or subject to registration (whether in whole or in party) or may render the Company liable to proceedings under any such legislation as is referred to in clause (i) above.

          (b) None of the Company and its Subsidiaries has given any undertaking and no order has been made against or in relation to it pursuant to any competition, antitrust or similar legislation in any jurisdiction in which it carries on business or has assets or sales.

          SECTION 6.21.  Contracts.  All agreements, contracts, leases,
                         ----------
licenses, commitments or instruments of the Company or any of its Subsidiaries that have a material impact on the business and operations of the CCIC Group, taken as a whole (collectively, the "Contracts"), are valid, binding and in full
                                     ---------
force and effect and are enforceable by the Company or its Subsidiaries in accordance with their respective terms subject to, with respect to parties other than the Company or its Subsidiaries, applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors' rights generally, general principles of equity and the discretion of courts in granting equitable remedies. The Company and its Subsidiaries have performed all material obligations required to be performed by them to date under the Contracts and they are not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and no other party to any of the Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder.

          SECTION 6.22.  Insurance.  (a)  The Company and its Subsidiaries
                         ----------
maintain policies of fire and casualty, liability and other forms of insurance ("Insurance Policies") in such amounts, with such deductibles and against such
  ------------------
risks and losses as are, in the Company's reasonable judgment, appropriate for the business and assets of the Company and its Subsidiaries. All such Insurance Policies are in full force and effect, all premiums due and payable thereon have been paid, and no notice of cancelation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancelation.

          (b) There is no material default by the Company or any of its Subsidiaries or any other person, with respect to any provision contained in any such Insurance Policy, nor has there been any material failure by the Company or any of its Subsidiaries to give notice or to present any claim under any such policy in the manner or detail required by the policy. To the knowledge of the Company and its Subsidiaries, no event has occurred that would be reasonably likely to form the basis of a claim that would be covered by an Insurance Policy held by or on behalf of such party or its Subsidiaries that (i) has not been asserted, (ii) if asserted, would result in a diminution of the remaining available coverage under such policy and (iii) individually or in the aggregate, would have a Material Adverse Effect on the CCIC Group, taken as a whole.

          SECTION 6.23.  Employee and Labor Matters. (a)  There is no labor
                         ---------------------------
strike, dispute, work stoppage or lockout pending, or, to the knowledge of the Company or its Subsidiaries, threatened, against or affecting the Company or its Subsidiaries; (b) no union organizational campaign is in progress with respect to the employees of the Company or its Subsidiaries and no question concerning representation exists respecting such employees; (c) none of the Company or its Subsidiaries is engaged in any unfair labor practice; (d) there is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending, or, to the knowledge of the Company and its Subsidiaries, threatened, before the National Labor Relations Board; (e) there are no pending, or, to the knowledge of the Company or its Subsidiaries, threatened, union grievances against the Company or any of its Subsidiaries as to which there is a reasonable possibility of adverse determination and that, if so determined, individually or in the aggregate, would have a Material Adverse Effect on the CCIC Group, taken as a whole; (f) there are no pending, or, to the knowledge of the Company or its Subsidiaries, charges against the Company or any of its Subsidiaries or any current or former employee of the Company or its Subsidiaries before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices; (g) none of the Company or its Subsidiaries has received written notice since January 1, 1998 of the intent of any governmental entity responsible for the enforcement of labor or employment laws to conduct an investigation of or affecting the Company or any of its Subsidiaries and, to the knowledge of the Company and its Subsidiaries, no such investigation is in progress; and (h) each of the Company and its Subsidiaries is in material compliance with all Federal, state and local labor laws and regulations.

          SECTION 6.24.  Licenses; Permits.  Each of the Company and its
                         ------------------
Subsidiaries has all material licenses, permits and authorizations required for the conduct of the business of the Company and its Subsidiaries under all Applicable Laws. All such licenses, permits and authorizations are validly held by the relevant Company or its Subsidiaries, the Company and its Subsidiaries have complied in all material respects with all terms and conditions thereof, and the same will not be subject to suspension, material modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement, the other Transaction Documents or the consummation of the Transactions.

          SECTION 6.25.  Corporate Name.  The Company and its Subsidiaries (i)
                         ---------------
have the right to use their respective names as the name of a corporation in any jurisdiction in which the Company or such Subsidiary does business and (ii) have not received any notice of conflict during the past two years with respect to the rights of others regarding the corporate names of the Company and its Subsidiaries; except as would not be reasonably likely to have a Material Adverse Effect on the CCIC Group, taken as a whole.

          SECTION 6.26.  Suppliers.  Since the date of the Balance Sheet, none
                         ----------
of the Company and its Subsidiaries has entered into or made any material contract or commitment for the purchase of merchandise other than in the ordinary course of business consistent with past practice. Since the date of the Balance Sheet, there has not been (a) any adverse effect in the business relationship of the Company or its Subsidiaries with any supplier of merchandise to the Company or its Subsidiaries or (b) any change in any material term (including credit terms) of the supply agreements or related arrangements with any such supplier; except in the case of clauses (a) and (b) above, as would not be reasonably likely to have a Material Adverse Effect on the CCIC Group, taken as a whole.

          SECTION 6.27.  Customers.  Since the date of the Balance Sheet, there
                         ----------
has not been (a) any adverse effect in the business relationship of the Company or its Subsidiaries with any customer of the Company or its Subsidiaries or (b) any change in any material term (including credit terms) of the sales agreements or related agreements with any such customer; except in the case of clauses (a) and (b) above, as would not be reasonably likely to have a Material Adverse Effect on the CCIC Group, taken as a whole.

          SECTION 6.28.  Absence of Certain Changes.  Since the date of the
                         ---------------------------
Balance Sheet and except as set forth in the Company SEC Documents, the Company and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been:

          (a) any event, occurrence or development of a state of circumstances or facts which has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the CCIC Group, taken as a whole, other than any of the foregoing (i) relating to the economy or securities markets in general, (ii) relating to the Company's industry in general or (iii) following the date of this Agreement, arising from the announcement or pendency of this Agreement, the Exchange or the other Transactions; or

          (b) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any of its Subsidiaries which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on the CCIC Group, taken as a whole.

          SECTION 6.29.  Stockholder Approval.  The Company has obtained the
                         ---------------------
approval of the stockholders of the Company of the Exchange, this Agreement, the Governance Agreement and the Stockholders Agreement in accordance with the Delaware General Corporation Law.

          SECTION 6.30.  Litigation.   Except as set forth in the Company SEC
                         -----------
Documents, there is no action, claim, suit, investigation, proceeding or examination pending against or affecting, or to the knowledge of the Company, threatened or reasonably likely to be brought against or affecting, the Company or any Subsidiary of the Company or any of their respective properties before any court or arbitrator or any governmental body, agency, authority or official which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on the CCIC Group, taken as a whole. The foregoing representation and warranty does not include or relate to any action, claim, suit, investigation, proceeding or examination arising after the date hereof (and not, to the Company's knowledge, threatened or reasonably likely to be brought against or affecting the Company or any Subsidiary of the Company or their respective properties, on or prior to the date hereof), to the extent that it challenges or seeks to prevent, enjoin, alter or delay the Exchange or any of the Transactions contemplated hereby, or threatens to do any of the foregoing.

          SECTION 6.31.  IPO SEC Documents.  The registration statement on Form
                         ------------------
S-1 to be filed by the Company with the SEC under the Securities Act, any post-effective amendment or amendments thereto, a related prospectus and all documents required by the SEC to be filed therewith (collectively, the "IPO SEC
                                                                        -------
Documents") as of their respective dates, or if amended, as of the date of the
---------
last such amendment, will comply, in all material respects, with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and the registration statement, at the time the registration statement becomes effective, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the prospectus, at the issue date and at the Closing Date, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          SECTION 6.32.  Company Stockholders. Schedule 6.32 to this Agreement
                         ---------------------
lists all of the Company's stockholders and their respective fully diluted beneficial ownership (after giving effect to the conversion or exercise of all outstanding preferred stock, options, warrants and other convertible securities) in the Company as at the date hereof (both immediately prior and after giving effect to the Exchange and related Transactions (except the IPO)) and the total authorized and issued securities of each class (including options, warrants and other securities convertible or exchangeable or otherwise issuable in respect of the Company's capital stock) in the capital of the Company and such Schedule
6.32 is true and correct in all respects. Except as otherwise expressly stated in or contemplated by Schedule 6.32 or in the Transaction

Documents or the underwriting agreement to be entered into by the Company in connection with the IPO, (a) no person has the right (whether exercisable now or in the future and whether contingent or not) to call for the allotment or issue or transfer of any share or other security or any loan capital of the CCIC Group under any option or other agreement (including conversion rights and right of pre-emption) or otherwise, (b) there is no commitment to give or create any of the foregoing rights and (c) no person has claimed to be entitled to any such rights.

          SECTION 6.33.  No Other Approvals.  The approvals pursuant to Sections
                         -------------------
6.29, 7.05 and 7.10 constitute, or when obtained, will constitute, all the necessary approvals of the stockholders of the CCIC Group of the Transactions and the Transaction Documents as required under the General Corporation Law of the State of Delaware.

          SECTION 6.34.  Brokers and Finders.  Neither the Company nor any of
                         --------------------
its respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the Exchange, the Transactions or the other Transaction Documents (other than pursuant to existing compensation agreements between the Company and certain of its officers, directors or employees).

          SECTION 6.35.  Management Accounts.  The unaudited management accounts
                         --------------------
of the Company for the period from January 1, 1998 to March 31, 1998 (a copy of which have been initialed for the purpose of identification by Cravath, Swaine & Moore and Allen & Overy) have been prepared on a basis substantially consistent with those employed in preparing the Financial Statements and, on that basis, to the Company's Knowledge fairly present, in all material respects (subject to any notes or exceptions thereto and to normal, recurring year-end audit adjustments) the financial condition and results of operations of the Company as of the respective dates thereof and for the respective periods indicated.

          SECTION 6.36.  Nature of Purchase.  The Company is delivering Company
                         -------------------
Shares in exchange for CTSH Shares for its own account for investment, not as a nominee or agent, and not with a view to the resale or distribution of the CTSH Shares or any part thereof, and it has no present intention of selling, granting any participation in, or otherwise distributing the same.

          SECTION 6.37.  Accredited Investor.  The Company is an "accredited
                         --------------------
investor" within the meaning of Rule 501 under the Securities Act.


                                  ARTICLE VII

                               Certain Covenants
                               -----------------

          SECTION 7.01.  Conduct of Business by the Company. Except (i) for
                         -----------------------------------
matters contemplated by the Transaction Documents and (ii) any transaction approved by a unanimous vote of the entire Board which would not, if the Governance Agreement were in effect at the time such vote is taken with respect to such transaction, be subject to TDF's Veto right pursuant to Section 4.01(b) of the Governance Agreement, from the date of this Agreement to the Closing Date the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted. In addition, and without limiting the generality of the foregoing, except for matters contemplated by the Transaction Documents, from the date of this Agreement to the Closing Date, the Company shall not, and shall not permit any of its Subsidiaries to, do any of the following without the prior written consent of TDF (which consent shall not be unreasonably withheld, delayed or conditioned):

          (i) (A) except for dividends or distributions that may be declared, set aside, paid or made in accordance with the terms of the Senior Preferred Stock, declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) except with respect to the agreement dated as of February 2, 1998, between the Company and Bruce W. Neurohr, any redemption of the Senior Preferred Stock on or before August 31, 1998 or any exercise of the Senior Preferred Warrants, purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) issue, deliver, sell or grant (A) any shares of its capital stock, (B) any other voting securities,

     (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, voting securities or convertible or exchangeable securities or (D) any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units, other than the issuance of Class B Stock upon (1) the exercise of Company compensatory stock options outstanding on the date of this Agreement and in accordance with their present terms, (2) conversion of, or in respect of dividends on, the Senior Preferred Stock or the exercise of Senior Preferred Warrants and (3) conversion of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock;

          (iii) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

          (iv) except for the Nextel Transaction, the VISI Transaction and the Southpointe Transaction, (i) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing the whole or a substantial portion of the assets or securities of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof that is material to the CCIC Group, taken as a whole or (B) any assets that are material, individually or in the aggregate, to the CCIC Group, taken as a whole, or (C) any assets except purchases of assets that exceed in the aggregate 2% of the Total Enterprise Value of the CCIC Group, taken as a whole or (ii) incur any capital expenditures that exceed in each case in the aggregate 2% of the Total Enterprise Value of the CCIC Group, taken as a whole;

          (v) sell, lease, license or otherwise dispose of or subject to any Lien any properties or assets that are material, individually or in the aggregate, to the CCIC Group, taken as a whole, except sales of inventory and excess or obsolete assets or leases or licenses of properties in the ordinary course of business consistent with past practice;

          (vi) incur any Indebtedness or indemnity in respect of any Indebtedness of any person, issue or sell any debt securities or any options, warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee or give any indemnity in respect of any debt securities of any person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for (A) short-term borrowings incurred in the ordinary course of business not to exceed U.S. $500,000 in the aggregate and (B) any such incurrence, issuance, sale, guarantee or agreement under existing facilities (it being understood that with respect to the contemplated further amendment and restatement of the amended and restated credit facility with Key Corporate Capital Inc. and PNC Bank, TDF agrees not to unreasonably withhold its approval of such further amendment and restatement) which is not material to the CCIC Group, taken as a whole;

          (vii) grant, issue or redeem any mortgage or other security interest other than in the ordinary course of business consistent with past practice;

          (viii) make, or announce to any person any proposal to make, any change in the terms and conditions of appointment or employment of any of its directors, senior executives or employees or appoint or employ any person other than in the ordinary course of business consistent with past practice or terminate any senior executive (except for good cause);

          (ix) permit any of its Insurance Policies to lapse or do anything which would make any Insurance Policy void or voidable;

          (x) except for the VISI Transaction, enter into any transaction or arrangement with an Affiliate or Associate of the Company;

          (xi) take any action which would require the written consent of TDF pursuant to Section 4.01(b) of the Governance Agreement;

          (xii) authorize any of, or commit or agree, conditionally or otherwise, to take any of, the foregoing actions; or

          (xiii) do or omit to do or cause or allow to be done or omitted to be done any act or thing which would result (or be reasonably likely to result) in a Material Adverse Effect on the CCIC Group, taken as a whole.

          SECTION 7.02.  Conduct of Business of CTSH. Except for matters
                         ----------------------------
contemplated by the Transaction Documents, from the date of this Agreement to the Closing Date CTSH shall, and shall cause each of its Subsidiaries to, conduct its business in accordance with the Existing CTSH Agreements.

          SECTION 7.03.  Consents.  TDF, DFI (BV), CTSH, the CTSH Shareholders
                         ---------
and the Company hereby consent to the Exchange and the other Transactions and agree to use all reasonable best efforts to take or cause to be taken all action, including without limitation, seeking to remove any legal prohibition to consummate and make effective the Exchange, the other Transactions and the Transaction Documents, and to do or cause to be done all things necessary, proper and advisable under Applicable Laws and regulations, including without limitation obtaining the Required Consents, to consummate and make effective the Exchange, the other Transactions and the Transaction Documents (in each case, with such additions, deletions or changes thereto or modifications thereof as the authorized officers of the respective parties executing the same shall approve (the execution thereof by such authorized officers to be conclusive evidence of such authorized officers' approval of any such additions, deletions, changes or modifications)).

          SECTION 7.04.  Consummation of the IPO.  (a)  Each of the Company,
                         ------------------------
TDF, DFI (BV), CTSH and the CTSH Shareholders shall use all reasonable best efforts to the extent within the control of such party to take or cause to be taken all action and to do or cause to be done all things necessary, proper and advisable under Applicable Laws and regulations to consummate and make effective the IPO.

          (b) The Company shall, upon reasonable prior notice or request to the Company, provide each of TDF, CTSH, the CTSH Shareholders and the stockholders of the Company with copies of drafts of the IPO Documents and the Company will consider in its reasonable discretion any comments on such drafts of the IPO Documents received from any of TDF, DFI (BV), CTSH, the CTSH Shareholders or the stockholders of the Company.

          SECTION 7.05.  Stockholder Approval.  The Company shall, as soon as
                         ---------------------
practicable after the date hereof, establish a record date for a meeting or action by written consent of the stockholders of the Company for the purpose of obtaining the approval of such stockholders of the Company of the Transactions and Transaction Documents other than those Transactions and Transaction Documents for which approval was obtained pursuant to Section 6.29.

          SECTION 7.06.  Press Releases.  Except as may be required by
                         ---------------
Applicable Law or court process, neither the Company nor TDF nor any of their respective Affiliates, to the extent practicable, will issue any press release or other public statements with respect to this Agreement, the Exchange or the other Transactions or Transaction Documents prior to consulting with the other party and providing such other party with the opportunity to review, comment upon and approve any such press release or other public statements.

          SECTION 7.07.  Access to Books and Records.  Until Closing, the
                         ----------------------------
Company shall procure that DFI (BV), TDF, each CTSH Shareholder, its agents and representatives are given access, upon reasonable prior notice to the Company, to the properties and to the books and records of the CCIC Group and the Company shall provide such information regarding the business and affairs of the CCIC Group as DFI (BV), any CTSH Shareholder or TDF may reasonably request. Except as required by Applicable Law, DFI (BV), TDF and each CTSH Shareholder will hold, and will cause its officers, employees, accountants, counsel, financial advisors and other representatives and controlled affiliates to hold, in confidence any and all nonpublic information received from the Company or any of its Subsidiaries, directly or indirectly, and to use such information solely for purposes of effecting the Transactions contemplated by this Agreement and the other Transaction Documents.

          SECTION 7.08.  Delivery of Other Agreements. Subject to the relevant
                         -----------------------------
conditions in Article VIII and Article IX being satisfied, each party to this Agreement agrees to execute and deliver the Governance Agreement, the Stockholders Agreement and the other Transaction Documents listed in Schedule
7.08 at the Closing to the extent such party is a party to any such agreements.

          SECTION 7.09.  Amendment and Adoption of Company Documents.  (a) The
                         --------------------------------------------
Company shall use reasonable best efforts to (i) cause its Charter and By-laws to be amended in accordance with the General Corporation Law of the State of Delaware, in form and substance satisfactory to TDF and each CTSH Shareholder, in order to permit the consummation of the Exchange and the other Transactions; provided, however, that the Senior Preferred Stock and Senior Preferred Warrants
--------  -------
shall remain outstanding following the consummation of the Exchange and the IPO, and (ii) adopt a customary shareholder "poison pill" rights plan (the

"Rights Plan") in form and substance satisfactory to TDF and each CTSH
 -----------
Shareholder.

          (b) Within fourteen days following the date of this Agreement, the Company will cause to be submitted for approval to the Board of Directors of the Company and/or for adoption by the stockholders of the Company, as required under the General Corporation Law of the State of Delaware, the Amended and Restated Charter, the Amended and Restated By-laws and the Rights Plan.

          SECTION 7.10.  Senior Preferred Consent.  The Company will use its
                         -------------------------
reasonable best efforts to obtain as soon as reasonably practicable all requisite consents (and any related amendment of the rights and preferences of the holders of the Senior Preferred Stock and the Senior Preferred Warrants set forth in the Charter) of the holders of the Senior Preferred Stock and the Senior Preferred Warrants necessary to consummate and make effective the Exchange, the other Transactions and the Transaction Documents without a breach or violation of the terms in the Charter relating to the Senior Preferred Stock, it being acknowledged that Senior Preferred Stock and Senior Preferred Warrants shall remain outstanding following the consummation of the Exchange and the IPO.

          SECTION 7.11.  Conversion of Options.  To the extent any CTSH
                         ----------------------
Shareholder elects not to exercise any outstanding option to purchase CTSH Shares prior to the Closing, the Company will, subject to Applicable Law, cause any such CTSH Shareholders to exchange any and all options to purchase CTSH Shares for options to purchase Company Shares in accordance with the terms and conditions of the existing agreements among the Company, CTSH and such option holders.

          SECTION 7.12.  80%/20% Ownership at CTSH.  Each of the Company and TDF
                         --------------------------
agrees to use its reasonable best efforts to cause the Company to own, immediately after the Exchange, CTSH Shares possessing not more and not less than 80%, and TDF to own, immediately after the Exchange, CTSH Shares possessing not more and not less than 20%, of the total combined voting power of all classes of CTSH Shares entitled to vote and not more and not less than 80%, in the case of the Company, and not more and not less than 20%, in the case of TDF, of the total number of shares of all other classes of CTSH Shares immediately after the Exchange.

          SECTION 7.13.  Rights Plan.  The Company shall take all action
                         ------------
necessary to execute the Rights Agreement and to issue the Rights prior to the consummation of the IPO.

          SECTION 7.14.  Redemption of Senior Preferred Stock.  The Company will
                         -------------------------------------
use its reasonable best efforts to redeem 50% of the outstanding Senior Preferred Stock prior to August 31, 1998 in accordance with the terms and conditions of the Charter; provided that the IPO has been consummated prior to
                           --------
August 1, 1998.

          SECTION 7.15.  Access to Corporate Information; Confidentiality.  The
                         -------------------------------------------------
Company shall afford and cause each of its Subsidiaries to afford to TDF reasonable access prior to the termination of this Agreement to their respective corporate books and records (including without limitation copies of the minutes of the meetings of their respective boards of directors) and, without prejudice to TDF's right under the Existing CTSH Shareholders Agreement, TDF shall have the right to attend any meeting of the board of directors of the Company or any Subsidiary of the Company as an observer upon reasonable prior notice to the Corporate Secretary of each of the Company and any such Subsidiary. Except as required by Applicable Law, TDF will hold, and will use its reasonable best efforts to cause its officers, employees, accountants, counsel, financial advisors and other representatives and controlled affiliates to hold, in confidence any and all non-public information received from the Company or any of its Subsidiaries, directly or indirectly, and to use such information solely for purposes of effecting the transactions contemplated by this Agreement and the other Transaction Documents.

          SECTION 7.16.  Tax Characterization.  The parties to this Agreement
                         ---------------------
agree to report the Exchange as a reorganization pursuant to Section 368(a)(1)(B) of the Code on all United States Federal, state and local income and franchise tax filings and reports (to the extent a party is otherwise required to file such a return or report) and, except if such inconsistent position is required by Applicable Law (as demonstrated by an opinion of outside United States legal counsel of recognized standing, which opinion is reasonably satisfactory to the Company and each of the Company's U.S. stockholders, or pursuant to a "determination" (within the meaning of Section 1313 of the Code)) will not take any position inconsistent with such characterization on any United States Federal, state or local tax filing or report or before any United States Federal, state or local taxing authority.

                                  ARTICLE VIII

                      Conditions Precedent to Obligations
                      -----------------------------------
                                 of the Company
                                 --------------

          Notwithstanding any other provisions of this Agreement, the obligation of the Company to consummate the transactions contemplated hereby shall be subject to the fulfillment, prior to or at the Closing, of each of the following conditions precedent, any of which may be waived by the Company:

          SECTION 8.01.  Accuracy of Representations and Warranties.  The
                         -------------------------------------------
representations and warranties of DFI (BV) and each of the CTSH Shareholders contained in this Agreement or in any certificate or other written instrument delivered to the Company or its counsel pursuant hereto or in connection with the Exchange and the other Transactions shall, when made and at and as of the date of the preliminary prospectus relating to the IPO, be true and correct in all material respects (provided that if the Closing shall not have occurred prior to six weeks following such date, at and as of the Closing, if following such six week period), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on DFI (BV) or such CTSH Shareholder. The Company shall have received certificates signed on behalf of each of DFI (BV) and each of the CTSH Shareholders by their respective chief executive officers and chief financial officers to such effect, which certificates shall be signed and acknowledged by each of the Company and each of the CTSH Shareholders.

          SECTION 8.02.  Performance by TDF, DFI (BV) and the CTSH Shareholders.
                         -------------------------------------------------------
TDF, DFI (BV) and each of the CTSH Shareholders shall have duly performed and complied in all material respects with all terms, agreements and conditions required by this Agreement and the other Transaction Documents to be performed or complied with by them prior to or at the Closing.

          SECTION 8.03.  Corporate Proceedings.  All corporate and other
                         ----------------------
proceedings of TDF, DFI (BV) and each of the CTSH Shareholders in connection with this Agreement and the other Transaction Documents, and all documents and instruments incident hereto, shall be reasonably satisfactory in substance and in form to the Company and its counsel, and the Company and its counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as they shall have reasonably requested.

          SECTION 8.04.  Legal Proceedings.  Without prejudice to the provisions
                         ------------------
of Section 7.04 above, no provision of any Applicable Law or regulation and no judgment, injunction, order or decree of a court of competent jurisdiction shall restrain, prohibit or invalidate the Company's entering into, or the performance by the Company of, the Exchange or the other Transactions or Transaction Documents.

          SECTION 8.05.  Consents and Approvals.  Without prejudice to the
                         -----------------------
provisions of Section 7.04 above, all Required Consents and all other authorizations, approvals and waiting periods (if any) necessary in connection with the consummation by TDF, DFI (BV) and the CTSH Shareholders of the Exchange and the other Transactions shall have been obtained or satisfied, and any such Required Consents, authorizations and approvals shall be in form and substance reasonably satisfactory to the Company and its counsel.

          SECTION 8.06.  Completion of IPO.  Each of the conditions to the
                         ------------------
consummation of the IPO shall have been satisfied or waived, and the IPO Closing shall be consummated substantially simultaneously with the Closing of the Exchange.

          SECTION 8.07.  Conversion of Shares.  Each of the Converting
                         ---------------------
Stockholders shall have converted its shares and other securities of the Company into shares of Common Stock.

          SECTION 8.08.  Stockholder Approval.  The stockholders of the Company
                         ---------------------
shall have approved the Transactions and Transaction Documents in accordance with the Delaware General Corporation Law other than those Transactions and Transaction Documents for which approval was obtained pursuant to Section 6.29.

          SECTION 8.09.  Senior Preferred Consent.  The Company shall have
                         -------------------------
obtained all consents of the holders of the Senior Preferred Stock and the Senior Preferred Warrants necessary to consummate and make effective the Exchange, the other Transactions and the Transaction Documents without a breach or violation of the terms of the Charter relating to the Senior Preferred Stock and the Senior Preferred Warrants.

                                   ARTICLE IX

                      Conditions Precedent to Obligations
                      -----------------------------------
                     of DFI (BV) and the CTSH Shareholders
                     -------------------------------------

          Notwithstanding any other provision of this Agreement, the obligations of DFI (BV) and each of the CTSH Shareholders to consummate the transactions contemplated hereby shall be subject to the fulfillment, prior to or at the Closing, of each of the following conditions precedent, any of which may be waived by DFI (BV) and any of the CTSH Shareholders:

          SECTION 9.01.  Accuracy of Representations and Warranties.  The
                         -------------------------------------------
representations and warranties of the Company contained in this Agreement or in any certificate or written instrument delivered to DFI (BV) or any of the CTSH Shareholders or their counsel pursuant hereto or in connection with the Exchange or the other Transactions shall, when made and at and as of and by reference to the circumstances then existing at the date of the preliminary prospectus relating to the IPO, be true and correct in all material respects (provided that
                                                                   --------
if the Closing shall not have occurred prior to six weeks following such date, at and as of the Closing, if following such six week period), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the CCIC Group, taken as a whole. DFI (BV) and the CTSH Shareholders shall have received a certificate signed on behalf of the Company by its chief executive officer and chief financial officer to such effect, which certificate shall be signed and acknowledged by each of TDF and DFI (BV) and each of the CTSH Shareholders.

          SECTION 9.02.  Performance by the Company and the Stockholders of the
                         ------------------------------------------------------
Company.  Each of the Company, CTSH, CTI and the stockholders of the Company
--------
shall have entered into the other Transaction Documents to which it is a party and duly performed and complied in all material respects with all terms, agreements and conditions required by this Agreement and the other Transaction Documents to be performed or complied with by the Company, CTSH, CTI or the stockholders of the Company prior to or at the Closing.

          SECTION 9.03.  Corporate Proceedings.  All corporate and other
                         ----------------------
proceedings of the Company and, if applicable, the stockholders of the Company, in connection with this Agreement and the other Transaction Documents, and all documents and instruments incident hereto, shall be reasonably satisfactory in substance and in form to DFI (BV) and each of the CTSH Shareholders and their respective counsel, and DFI (BV) and each of the CTSH Shareholders and their respective counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as they shall have reasonably requested.

          SECTION 9.04.  Legal Proceedings.  Without prejudice to the provisions
                         ------------------
of Section 7.04 above, no provision of any Applicable Law or regulation and no judgment, injunction, order or decree of a court of competent jurisdiction shall restrain, prohibit or invalidate DFI (BV)'s or any of the CTSH Shareholder's entering into, or the performance by DFI (BV) or any of the CTSH Shareholders of, the Exchange or the other Transactions or the Transaction Documents.

          SECTION 9.05.  Consents and Approvals.  Without prejudice to the
                         -----------------------
provisions of Section 7.04 above, all other Required Consents, authorizations, approvals and waiting periods (if any) necessary in connection with the consummation by the Company of the Exchange and the other Transactions, shall have been obtained or satisfied, and any such consents, authorizations and approvals shall be in form and substance reasonably satisfactory to TDF and each of the CTSH Shareholders and its counsel.

          SECTION 9.06.  Completion of IPO.  Each of the conditions to the
                         ------------------
consummation of the IPO shall have been satisfied or waived, and the IPO Closing shall be consummated substantially simultaneously with the Closing of the Exchange.

          SECTION 9.07.  Conversion of Shares.  Each of the Converting
                         ---------------------
Stockholders shall have converted its shares and the other securities of the Company into shares of Common Stock.

          SECTION 9.08.  Stockholder Approval.  The stockholders of the Company
                         ---------------------
shall have approved the Transactions and Transaction Documents in accordance with the Delaware General Corporation Law other than those Transactions and Transaction Documents for which approval was obtained pursuant to Section 6.29.

          SECTION 9.09.  Senior Preferred Consent.  The Company shall have
                         -------------------------
obtained all consents of the holders of the Senior Preferred Stock and the Senior Preferred Warrants necessary to consummate and make effective the Exchange, the other Transactions and the Transaction Documents without a breach or violation of the terms in the Charter relating to the Senior Preferred Stock and the Senior Preferred Warrants.



                                   ARTICLE X

                                 Miscellaneous
                                 -------------

          SECTION 10.01.  Survival of Warranties.  None of the covenants,
                          -----------------------
agreements, representations and warranties of the parties contained herein or in any certificate or other document delivered pursuant hereto or in connection herewith shall survive the Closing, other than the representations and warranties of the Company set forth in Section 6.03 and Section 6.31 and the indemnity set forth in Section 10.17, and the representations and warranties of DFI (BV), TDF and each of the CTSH Shareholders set forth in Section 5.02.

          SECTION 10.02.  Reasonable Efforts; Further Actions.  The parties
                          ------------------------------------
hereto each will use all reasonable best efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper or advisable under Applicable Laws and regulations to consummate the IPO and to consummate and make effective the transactions contemplated by this Agreement and the other Transaction Documents.

          SECTION 10.03.  Consents.  The parties hereto will cooperate with each
                          ---------
other in filing any necessary applications, reports or other documents with, giving any notices to, and seeking any Required Consents from, all regulatory bodies and all governmental agencies and authorities and all third parties as may be required in connection with the consummation of the Exchange and the other Transactions.

          SECTION 10.04.  Amendment and Waiver.  This Agreement may not be
                          ---------------------
amended, supplemented or discharged, and no provision hereof may be modified or waived, except by the mutual agreement of the parties hereto. No waiver of any provision hereof by any party shall constitute a waiver thereof by any other party nor shall any such waiver constitute a continuing waiver of any matter by such party.

          SECTION 10.05.  Counterparts.  This Agreement may be executed in one
                          -------------
or more counterparts, each of which shall be deemed an original but which together shall constitute but one instrument. It shall not be necessary for each party to sign each counterpart so long as every party has signed at least one counterpart.

          SECTION 10.06.  Notices.  All notices, requests, demands, waivers and
                          --------
other communications required or permitted to be given under this Agreement shall be in writing and may be given by any of the following methods: (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) overnight delivery service. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder):

     If to the Company:     Crown Castle International Corp.
                            510 Bering Drive, Suite 500
                            Houston, TX 77057
                            Fax:  (713) 570-3150
                            Attn:  President

     with a copy to:        Cravath, Swaine & Moore
                            Worldwide Plaza
                            825 Eighth Avenue
                            New York, NY 10019
                            Fax:  (212) 474-3700
                            Attn:  Stephen L. Burns, Esq.

     If to TDF or           TeleDiffusion de France
     DFI (BV):              International S.A.
                            10 rue d'Oradour-sur-Glane
                            75732 Paris 15
                            France
                            Fax:  33 155 95 2066
                            Attn:  Michel Azibert

     with a copy to:        Allen & Overy
                            One New Change
                            London EC4M 9QQ
                            Fax:  44 171 330 9999
                            Attn:  Michael P. Scargill, Esq.

     If to CTSH:            Castle Transmission Services
                            (Holdings) Ltd.
                            Warwick Technology Park
                            Gallows Hill
                            Heathcote Lane
                            Warwick CV34 6TN
                            Fax:  011 44 1926 416 466
                            Attn:  Managing Director
     with a copy to:        Norton Rose
                            Kempson House
                            Camomile Street
                            London EC3A 7AN
                            Fax:  44 171 283 6500
                            Attn:  Alan Crookes

     If to any CTSH
       Shareholder:         At the address of such CTSH
                            Shareholder listed on
                            Schedule I




All such notices, requests, demands, waivers and communications shall be deemed received upon (i) actual receipt thereof by the addressee, (ii) actual delivery thereof to the appropriate address or (iii) in the case of a facsimile transmission, upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice have been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed to be received or the validity of such facsimile notice.

          SECTION 10.07.  Binding Effect; Assignment.  This Agreement and all of
                          ---------------------------
the provisions hereof shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including, without limitation, by operation of law, by any party hereto without the prior written consent of the other parties hereto.

          SECTION 10.08.  Entire Agreement.  This Agreement, the other
                          -----------------
Transaction Documents and the schedules, exhibits and other documents and agreements referred to herein or therein or delivered pursuant hereto or thereto which form a part hereof or thereof constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

          SECTION 10.09.  No Third Party Beneficiaries. This Agreement shall be
                          -----------------------------
binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns, and, except with respect to the rights of the stockholders of the Company under Section 10.10, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits, claims, liabilities, causes of action or remedies of any nature whatsoever under or by reason of this Agreement.

          SECTION 10.10.  Expenses.  Each of the parties hereto shall pay its
                          ---------
own costs and expenses incurred in connection with this Agreement, the other Transaction Documents and the Transactions, irrespective of when incurred.

          SECTION 10.11.  Applicable Law and Jurisdiction; Service of Process.
                          ----------------------------------------------------
(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York; provided, however, that the terms and conditions
                              --------  -------
of this Agreement relating to the internal affairs of the Company shall be construed in accordance with and governed by the law of the State of Delaware.

          (b) Each of the parties to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (c) Each of the parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each of the parties to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.06. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 10.12.  Waiver of Jury Trial.  Each party hereto hereby
                          ---------------------
waives, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby or thereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section.

          SECTION 10.13.  Article and Section Headings.  The article, section
                          -----------------------------
and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          SECTION 10.14.  Termination.  This Agreement may be terminated at any
                          ------------
time prior to the Closing by the mutual consent of the parties hereto and shall terminate if the Closing shall not have been consummated by October 31, 1998.

          SECTION 10.15.  Specific Enforcement.  The parties hereto acknowledge
                          ---------------------
and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached for which money damages would not be an adequate remedy. It is accordingly agreed hereto that, so long as permitted by Applicable Law, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof without the necessity of proving the inadequacy of money damages as a remedy.

          SECTION 10.16.  Severability.  Should any provision of this Agreement
                          -------------
for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which remaining provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and enforced to the fullest extent permitted by law.

          SECTION 10.17.  Indemnification.  The Company agrees to indemnify and
                          ----------------
hold harmless TDF and DFI (BV) against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Exchange Act or the Securities Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise in connection with a registration statement filed, or a preliminary or final prospectus delivered, in connection with the IPO under Section 15 of the Securities Act and Section 20(a) of the Exchange Act and TDF or DFI (BV) being deemed a "controlling person" thereunder.

          IN WITNESS WHEREOF, each party hereto has executed this Agreement as of the day and year first above written.


CASTLE TRANSMISSION SERVICES (HOLDINGS) LTD,

  by
     ___________________________
     Name:
     Title:

CROWN CASTLE INTERNATIONAL CORP.,

  by
     ____________________________
     Name:
     Title:

                                        BERKSHIRE INVESTORS, LLC,


                                          by /s/ Carl Ferenbach
                                            ---------------------------
                                            a Managing Member

                                        DIGITAL FUTURE INVESTMENTS B.V.

                                        By /s/ Michel Azibert
                                          ----------------------------
                                          Name:  Michel Azibert
                                          Title: Managing Director

                                        TELEDIFFUSION DE FRANCE
                                        INTERNATIONAL S.A.,

                                          by /s/ Michel Azibert
                                            ----------------------------
                                            Name:  Michel Azibert
                                            Title: Chairman

                                        CANDOVER INVESTMENTS PLC,

                                          by /s/ G.D. Fairservice
                                            -----------------------------
                                            Name:  G.D. Fairservice
                                            Title: Director

                                        CANDOVER (TRUSTEES) LIMITED,

                                          by /s/ G. D. Fairservice
                                            -------------------------------
                                            Name:  G. D. Fairservice
                                            Title: Director

                                        CANDOVER PARTNERS LIMITED (a
                                        company incorporated in
                                        England and Wales as general
                                        partner of the Candover 1994
                                        UK Limited Partnership),

                                          by /s/ G. D. Fairservice
                                            -----------------------------
                                            Name:  G. D. Fairservice
                                            Title: Director

                                        CANDOVER PARTNERS LIMITED (a
                                        company incorporated in
                                        England and Wales as general
                                        partner of the Candover 1994
                                        UK No. 2 Limited
                                        Partnership),

                                          by /s/ G. D. Fairservice
                                            ----------------------------
                                            Name:  G.D. Fairservice
                                            Title: Director

                                        CANDOVER PARTNERS LIMITED (a
                                        company incorporated in
                                        England and Wales as general
                                        partner of the Candover 1994
                                        US No. 1 Limited
                                        Partnership),

                                          by /s/ G. D. Fairservice
                                            -----------------------------
                                            Name:  G. D. Fairservice
                                            Title: Director

                                        CANDOVER PARTNERSHIP LIMITED (a
                                        company incorporated in
                                        England and Wales as general
                                        partner of the Candover 1994
                                        UK No. 2 Limited
                                        Partnership),

                                          by /s/ G. D. Fairservice
                                            -----------------------------
                                            Name:  G. D. Fairservice
                                            Title: Director

                                        DAVID L. IVY,

                                          by /s/ David L. Ivy
                                            --------------------------
                                            Name: David L. Ivy

                                        CROWN CASTLE INTERNATIONAL CORP.,

                                          by /s/ Ted B. Miller, Jr.
                                            -----------------------------
                                            Name:  Ted B. Miller, Jr.
                                            Title: President

                                        TED B. MILLER JR.,

                                           by /s/ Ted B. Miller Jr.
                                             ----------------------------
                                             Name: Ted B. Miller Jr.

                                        THEODORE BECK MILLER, JR.,
                                        trustee of the Theodore Beck
                                        Miller, Jr. Castle
                                        Transmission Trust,

                                           by /s/ Ted B. Miller, Jr.
                                             ----------------------------
                                             Name:  Ted B. Miller, Jr.
                                             Title: Trustee

                                        HARRY DANAHER MILLER, trustee
                                        of the Harry Danaher Miller
                                        Castle Transmission Trust,

                                           by /s/ Ted B. Miller, Jr.
                                             -----------------------------
                                             Name:  Ted B. Miller, Jr.
                                             Title: Attorney-In-Fact

                                        PATRICK MICHAEL MILLER,
                                        trustee of the Patrick
                                        Michael Miller Castle
                                        Transmission Trust,

                                          by /s/ Ted B. Miller, Jr.
                                            -------------------------------
                                            Name:  Ted B. Miller, Jr.
                                            Title: Attorney-In-Fact

                                                                      SCHEDULE I


                               CTSH SHAREHOLDERS
                               -----------------

                                                                    NUMBER OF CTSH SHARES/1/

                                                  CTSH               CTSH Perference        Total CTSH Shares       Shares in CCIC
                                                  ----               ---------------        -----------------       ---------------
                                                Ordinary                 Shares                                     Post Conversion
                                                --------                 ------                                     ---------------
CTSH SHAREHOLDER                                 Shares
----------------                                 ------
Digital Future Investments
B.V.
c/o TeleDiffusion de France
International S.A.
10 Rue d'Oradour sur Glane
75732 Paris 15
France
Fax: ###-##-####
Attn: Michel Azibert                            1,620,000               1,618,380,000           1,620,000,000          2,268,000

Berkshire Fund IV, Limited
Partnership
One Boston Place, 33rd Floor
Boston, MA 02108
Fax:  (617) 227-6105
Attn: Carl Ferenbach/Garth
H. Greimann                                     1,147,728               1,146,579,660           1,147,727,388          1,606,818

-----------------------
    /1/ Number of CTSH Shares after adjustment for CTSH Shares acquired by Digital Future Investments B.V. pursuant to the Candover-Bershire Agreement.

                               CTSH SHAREHOLDERS
                               -----------------

                                                                    NUMBER OF CTSH SHARES/1/

                                                  CTSH               CTSH Perference        Total CTSH Shares       Shares in CCIC
                                                  ----               ---------------        -----------------       ---------------
                                                Ordinary                 Shares                                     Post Conversion
                                                --------                 ------                                     ---------------
CTSH SHAREHOLDER                                 Shares
----------------                                 ------
Berkshire Investors LLC
One Boston Place, 33rd Floor
Boston, MA  02108
Fax:  (617) 227-6105
Attn:  Carl Ferenbach/Garth
H. Greimann                                       114,772                 114,657,840             114,772,612            160,682


Candover Group (total number
----------------------------
of shares)                                      1,618,600               1,616,981,400           1,618,600,000          2,266,040
----------

Candover Investments, plc
20 Old Bailey
London  EC4M 7LN
Fax:  011-44-171-248-5483
Attn:  G. Douglas Fairservice                     326,267                 362,156,477             362,482,744            507,476

Candover (Trustees) Limited
20 Old Bailey
London EC4M 7LN
Fax:  011-44-171-248-5483
Attn:  G. Douglas Fairservice                      36,252                      0                       36,252                 51

Candover Partners Limited
 (as general partner of the
Candover 1994 UK Limited
Partnership)
20 Old Bailey
London EC4M 7LN
Fax:  011-44-171-248-5483
Attn:  G. Douglas Fairservice                     657,258                 656,600,288             657,257,546            920,161


/1/ number of CTSH Shares after adjustment for CTSH Shares acquired by Digital Future Investments B.V. pursuant to the Candover-Berkshire Agreement.

                               CTSH SHAREHOLDERS
                               -----------------

                                                                    NUMBER OF CTSH SHARES/1/

                                                  CTSH               CTSH Preference        Total CTSH Shares       Shares in CCIC
                                                  ----               ---------------        -----------------       ---------------
                                                Ordinary                 Shares                                     Post Conversion
                                                --------                 ------                                     ---------------
CTSH SHAREHOLDER                                 Shares
----------------                                 ------
Candover Partners Limited
 (as general partner of the
Candover 1994 UK No. 2
Limited Partnership)
20 Old Bailey
London EC4M 7LN
Fax: 011-44-171-248-5483
Attn: G. Douglas Fairservice                    178,116                 177,937,877             178,115,993            249,362


Candover Partners Limited
 (as general partner of the
Candover 1994 US No. 1
Limited Partnership)
20 Old Bailey
London EC4M 7LN
Fax: 011-44-171-248-5483
Attn: G. Douglas Fairservice                     31,901                  31,869,068              31,900,969             44,661


Candover Partners Limited
 (as general partner of the
Candover 1994 US No. 2
Limited Partnership)
20 Old Bailey
London EC4M 7LN
Fax: 011-44-171-248-5483
Attn: G. Douglas Fairservice                    388,806                 388,417,690             388,806,496            544,329


George Reese
Castle Transmission
International LTD.
Warwick Technology Park
Heathcote Lane
Warwick CV34 6TN UK
Fax: (011-44-1926-416-441)                       10,000                   9,990,000              10,000,000             14,000


-----------------------
    /1/ Number of CTSH Shares after adjustment for CTSH Shares acquired by Digital Future Investments B.V. pursuant to the Candover-Berkshire Agreement.

                               CTSH SHAREHOLDERS
                               -----------------

                                                                    NUMBER OF CTSH SHARES/1/

                                                  CTSH               CTSH Perference        Total CTSH Shares       Shares in CCIC
                                                  ----               ---------------        -----------------       ---------------
                                                Ordinary                 Shares                                     Post Conversion
                                                --------                 ------                                     ---------------
CTSH SHAREHOLDER                                 Shares
----------------                                 ------

Ted B. Miller, Jr.
11722 Wood Lane
Houston, TX 77024                                  15,000                  14,985,000              15,000,000             21,000
Fax: (713) 570-3150

David L. Ivy
136E Club Drive
Pittsburgh, PA 15236                               10,000                   9,990,000              10,000,000             14,000
Fax: (713) 570-3150

Alan Rees
327 Dunchurch Road
Rugby
Warwickshire
CV22 6HT
Fax:  (011-44-1926-416-441)                        10,000                   9,990,000              10,000,000             14,000

Nigel L. Turner
Icknield House
Oversley Farm
Wixford, Nr Alcester
Warwickshire
B49 6DD
Fax:  (011-44-1926-416-441)                         5,000                   4,995,000               5,000,000              7,000

John J. Ward
26 Saxon Close
Stratford upon Avon
Warwickshire
CV37 7DX
Fax:  (011-44-1926-416-441)                         5,000                   4,995,000               5,000,000              7,000

-----------------------
    /1/ Number of CTSH Shares after adjustment for CTSH Shares acquired by Digital Future Investments B.V. pursuant to the Candover-Bershire Agreement.

                               CTSH SHAREHOLDERS
                               -----------------

                                                                    NUMBER OF CTSH SHARES/1/

                                                  CTSH               CTSH Perference        Total CTSH Shares       Shares in CCIC
                                                  ----               ---------------        -----------------       ---------------
                                                Ordinary                 Shares                                     Post Conversion
                                                --------                 ------                                     ---------------
CTSH SHAREHOLDER                                 Shares
----------------                                 ------

Martin Ellen
139 Clinton Lane
Kenilworth
Warwickshire
CV8 1AY
Fax:  (011-44-1926-416-441)                         5,000                   4,995,000               5,000,000              7,000

Angela M. Dennehy
"Holmwood"
Leamington Road
Broadway
Worcestershire
BR12 7EB
Fax:  (011-44-1926-416-441)                         5,000                   4,995,000               5,000,000              7,000


Terence R. Wing
12 Hathaway Drive
Warwick
Warwickshire
CV34 5RD
Fax:  (011-44-1926-416-466)                         5,000                   4,995,000               5,000,000              7,000

Robert G. Crutchley
17 Sunnybank Road
Sutton Coldfield
Birmingham
B73 5RE
Fax:  (011-44-1926-416-441)                         4,000                   3,996,000               4,000,000              5,600

-----------------------
    /1/ Number of CTSH Shares after adjustment for CTSH Shares acquired by Digital Future Investments B.V. pursuant to the Candover-Bershire Agreement.

                               CTSH SHAREHOLDERS
                               -----------------

                                                                    NUMBER OF CTSH SHARES/1/

                                                  CTSH               CTSH Preference        Total CTSH Shares       Shares in CCIC
                                                  ----               ---------------        -----------------       ---------------
                                                Ordinary                 Shares                                     Post Conversion
                                                --------                 ------                                     ---------------
CTSH SHAREHOLDER                                 Shares
----------------                                 ------


Jonathan Davies
2 john Nash Square
Kenilworth
Warwickshire
CV8 1RJ
Fax: (011-44-1926-416-441)                      4,000                   3,996,000               4,000,000              5,600


Michael J. Doran
23 Clifton Road
Halesowen
West Midlands
B62 9HB
Fax: (011-44-1926-416-441)                      4,000                   3,996,000               4,000,000              5,600


D. Nicholas Davies
78 Maidenhead Road
Stratford upon Avon
Warwickshire
CV37 6XU
Fax: (011-44-1926-416-441)                      4,000                   3,996,000               4,000,000              5,600


Stanley J. Cooper
63 Windy Arbour
Kenilworth
Warwickshire
CV8 2BB
Fax: (011-44-1926-416-441)                      4,000                   3,996,000               4,000,000              5,600

-----------------------
    /1/ Number of CTSH Shares after adjustment for CTSH Shares acquired by Digital Future Investments B.V. pursuant to the Candover-Berkshire Agreement.

                               CTSH SHAREHOLDERS
                               -----------------

                                                                    NUMBER OF CTSH SHARES/1/

                                                  CTSH               CTSH Preference        Total CTSH Shares       Shares in CCIC
                                                  ----               ---------------        -----------------       ---------------
                                                Ordinary                 Shares                                     Post Conversion
                                                --------                 ------                                     ---------------
CTSH SHAREHOLDER                                 Shares
----------------                                 ------

Theodore Beck Miller, Jr.,
trustee of the Theodore Beck
Miller, Jr. Castle
Transmission Trust/2/
Crown Castle International
Corp.
510 Bering, Suite 500
Houston, TX 77057
Fax: (713) 570-3150
Attn: Ted B. Miller, Jr.                        4,996                   4,991,004               4,996,000              6,994


Harry Danaher Miller,
trustee of the Harry Danaher
Miller Castle Transmission
Trust/2/
Crown Castle International
Corp.
510 Bering, Suite 500
Houston, TX 77057
Fax: (713) 570-3150
Attn: Ted B. Miller, Jr.                        3,333                   3,329,667               3,333,000              4,666

---------------------------------

/2/Ted B. Miller, Jr. votes the shares of CTSH stock beneficially held by the Theodore Beck Miller, Jr. Castle Transmission Trust, the Harry Danaher Miller Castle Transmission Trust and the Patrick Michael Miller Castle Transmission Trust. The trust hold the beneficial interest in the CTSH stock as indicated but legal title is in the name of trust account established by Ted B. Miller, Jr.'s father. Legal title is in the process of being transferred.

                               CTSH SHAREHOLDERS
                               -----------------

                                                                    NUMBER OF CTSH SHARES/1/

                                                  CTSH               CTSH Preference        Total CTSH Shares       Shares in CCIC
                                                  ----               ---------------        -----------------       ---------------
                                                Ordinary                 Shares                                     Post Conversion
                                                --------                 ------                                     ---------------
CTSH SHAREHOLDER                                 Shares
----------------                                 ------
Patrick Michael Miller
trustee of the Patrick
Michael Miller Castle
Transmission Trust/2/
Crown Castle International
Corp.
510 Bering, Suite 500
Houston, TX 77057
Fax: (713) 570-3150
Attn: Ted B. Miller, Jr.                            1,671                   1,669,329               1,671,000              2,340

    =========                                  ==========                  ==========              ==========         ==========
    Total                                       4,601,100               4,596,498,900           4,601,100,000          6,441,540

-----------------------

    /2/ Ted B. Miller, Jr. votes the shares of CTSH stock beneficially held by the Theodore Beck Miller, Jr. Castle Transmission Trust, the Harry Danaher Miller Castle Transmission Trust and the Patrick Michael Miller Castle Transmission Trust. The trust hold the beneficial interest in the CTSH stock as indicated but legal title is in the name of the trust account established by Ted
B. Miller, Jr.'s father. Legal title is in the process of being transferred.

                                                                    SCHEDULE III



                               REQUIRED CONSENTS
                               -----------------



1. The delivery of all notices required by law or regulation in relation to the Transactions and the expiration of all waiting or notice periods in relation to such notices;

2. The receipt of all governmental and other regulatory consents or notifications required in relation to the Transactions;

3. The prior written consent of the BBC to the extent required in relation to the transaction under Analogue Transmission Contract, the Digital Transmission Contract, the Commitment Agreement (each of the foregoing as defined in the Governance Agreement) and any other agreement containing substantially similar restrictions and any agreement amending or replacing the same; and

4. The receipt of any consent required under the Finance Documents as defined in the CTSH Shareholders Agreement in relation to the transaction or any agreement (whether or not with the same banks) amending, replacing or refinancing (in whole or in part) the same or any other agreement providing finance to the CTSH Group.